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                                                                    EXHIBIT 23.4


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         We hereby consent to the inclusion of our letter dated February 23, 2000 to Equitable Production Company and Westport Oil and Gas Company, Inc. regarding our estimates of proved reserves and future revenue, as of January 1, 2000, to the Equitable Production Company interest in the Equitable Gulf Region and our letter dated August 22, 2000 to Westport Resources Corporation regarding our estimates of proved reserves and future revenue, as of July 1, 2000, to the Westport Resources Corporation interest in certain oil and gas properties located in federal waters offshore Louisiana and Texas and in the State of Oklahoma included or incorporated by reference in this abbreviated registration statement of Westport Resources Corporation filed pursuant to Rule 462(b) under the Securities Act (the "REGISTRATION STATEMENT") and all references to Netherland, Sewell & Associates, Inc. and/or reports prepared by Netherland, Sewell & Associates, Inc. included or incorporated by reference in this Registration Statement and to the reference of our firm as experts included or incorporated by reference in this Registration Statement.


                                       Netherland, Sewell & Associates, Inc.


                                       By: /s/ FREDERIC D. SEWELL
                                          ----------------------------------
                                          Frederic D. Sewell
                                          President


Dallas, Texas
October 19, 2000